EXHIBIT 99.1
DIGITAL ANGEL ANNOUNCES REGISTERED DIRECT OFFERING
OF COMMON STOCK AND WARRANTS
COMPANY ALSO COMPLETES RETIREMENT OF TERM DEBT
SO. ST. PAUL, MN (February 4, 2010) – Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, announced today that the Company has entered into a definitive agreement with two institutional investors to raise gross proceeds of approximately $1.7 million, before placement agent’s fees and other offering expenses, in a registered direct offering.
Under the terms of the transaction, Digital Angel will sell 3,385,000 shares of its common stock for $0.50 per share. The Company will also issue warrants for the purchase of 1,354,000 shares of common stock in the aggregate exercisable at any time on or after the date of issuance for a period of seven years, at an exercise price of $0.50 per share.
The closing of the offering will take place on or before February 9, 2010.
Digital Angel has also delivered a notice that terminates, for no consideration, its Standby Equity Distribution Agreement (SEDA) with YA Global Master SPV Ltd.
The Company also announced that on February 1, 2010 it has paid in full the outstanding principal and interest due under its term debt agreements with Laurus Master Fund and its affiliates, which payment was approximately $1.4 million.
Joseph J. Grillo, CEO of Digital Angel, commented, “We are pleased to announce these improvements to our balance sheet, as part of our continuing drive towards profitability for the Company, and as we plan the future growth of our Animal Identification business.”
Digital Angel is still party to a revolving credit facility agreement with Kallina Corporation, an affiliate of Laurus, which matures on August 31, 2010. The Company is currently reviewing proposals from potential new lending partners with respect to refinancing this facility.
Chardan Capital Markets, LLC acted as the sole placement agent for this equity transaction. The securities described above are being offered by Digital Angel Corporation pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and herd management using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for army, navy and air force applications worldwide.
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations regarding the expected benefits of the transaction and its impact on the Company’s financial results and balance sheet. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 31, 2009, and subsequent filings with the SEC, including, but not limited to the Company’s Registration Statement on Form S-3 filed December 29, 2009 and all supplements thereto (File No. 333-164053). The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:	Digital Angel Jay McKeage (651) 554-1564 jmckeage@digitalangel.com
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